INDEPENDENT AUDITOR’S CONSENT

We consent to the inclusion in this Annual Report on Form 10-K of Brilliant N.E.V. Corp. of our report dated November 13, 2023 relating to the financial statements of the Company as of and for the year ended July 31, 2023.

RH CPA

/s/ RH CPA

Little Neck, NY

April 24, 2026